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Exhibit 99.1


FOR IMMEDIATE RELEASE              CONTACTS:   MICHAEL L. SHERIFF
---------------------                          CHIEF EXECUTIVE OFFICER
                                               X-CHANGE CORPORATION
                                               (972) 747-0051

                                               RICK EISENBERG
                                               EISENBERG COMMUNICATIONS
                                               (212) 496-6828

            X-CHANGE CORPORATION SELECTS KBA GROUP AS ITS NEW AUDITOR

DALLAS, APRIL 19, 2007 - THE X-CHANGE CORPORATION (OTCBB: XCHC) today announced that its Board of Directors has engaged Dallas-based KBA Group, LLP as the Company's independent registered public accounting firm.

ABOUT KBA GROUP LLP
KBA Group is a 25 year-old firm of 12 partners and principals and 94 professionals. The firm focuses on providing audit, tax and risk advisory services to public and private companies. KBA was recently named one of America's Top Auditors by Bowman's FirstAlert, a publication of the Accounting Industry. It is also ranked as one of the largest Metroplex accounting firms by the Dallas Business Journal in its 2007 list.

ABOUT X-CHANGE CORPORATION
X-Change Corporation, through its wholly-owned subsidiary, AirGATE Technologies, Inc. is a leader in unique, vertical market applications utilizing RFID and wireless, intelligent sensor technology. AirGATE Technologies, a full-solution company, handles business assessment, technology selection, including proprietary AirGATE technology, integration and support. The Company has, in an environment of technology cost compression, built a stable of technology partners that are best in class and span a wide range of solutions to support small, medium and large enterprises. Please visit www.airgatetech.com or www.x-changecorp.com for further information.

FORWARD-LOOKING STATEMENTS
Except for historical information contained herein, the statements made in this release constitute forward-looking statements (including within the meaning of Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934). Such forward-looking statements are based on current expectations that are subject to significant risks, including our need to raise capital, our dependence on strategic relationships with key suppliers and customers, our business model's dependence on widespread acceptance of RFID technology, our ability to develop recurring revenue streams and the competitiveness of the market in which we compete. These forward looking statements include statements regarding the intent, belief or current expectations of the X-Change Corporation, AirGATE Technologies and their respective managements regarding strategic directions, prospects, future events and future results such as our ability to raise the full $6 million dollars to complete our private placement in one or more additional closings. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the documents filed by the X-Change Corporation, which are on file with the U.S. Securities and Exchange Commission and may be accessed at http://www.sec.gov or the X-Change Corporation's investor relations web page at http://www.x-changecorp.com/index.html, and specifically the most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time. The X-Change Corporation disclaims any obligation to update or correct any forward-looking statements made herein.